REGISTERED OWNER: _____________________

NUMBER OF RIGHTS: ___________

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [●], 2015 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.

COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM
MORROW & CO, LLC, THE INFORMATION AGENT FOR THE RIGHTS OFFERING.

Trans-Lux Corporation
Incorporated under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Series B Convertible Preferred Stock
of Trans-Lux Corporation

Subscription Price: $[●] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED BEFORE 5:00 P.M.,
EASTERN TIME, ON [●], 2015, UNLESS EXTENDED BY THE COMPANY

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights set forth above (the “Rights”).  Each Right gives the holder thereof the right to purchase from Trans-Lux Corporation [●] shares (the “Basic Subscription Right”) of Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred”), at a subscription price of $[●] per whole share (the “Subscription Price”).  In addition, a Rights holder that timely and fully exercises its Basic Subscription Rights will be eligible to subscribe (the “Over-Subscription Right”), at the Subscription Price, for any shares of Series B Preferred not purchased by other Rights holders through the exercise of their Basic Subscription Right (the “Unsubscribed Shares”).  If the over-subscription requests exceed the available Unsubscribed Shares, we will allocate the Unsubscribed Shares as described in the Prospectus.  The Rights represented by this Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning payment of the full Subscription Price for each share of Series B Preferred in accordance with the Instructions for Use of Transferable Subscription Rights Certificates that accompany this Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Trans-Lux Corporation and the signatures of its duly authorized officers.

Dated: ___________

President	Secretary

DELIVERY OPTIONS FOR TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than to the address listed below will not constitute valid delivery.

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

New York, NY 10004

Attn: Corporate Actions Department

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 – EXERCISE OF TRANSFERABLE SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below.  To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below.  To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or the Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT

I exercise		x	[●]	=
	(no. of rights)		(subscription ratio)		(no. of shares*)
Therefore, I apply for		x	$[●]	=	$
	(no. of shares*)		(subscription price)		(amount enclosed)

* Rounded down to the nearest whole share.

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full, you may subscribe for additional shares in the Rights Offering pursuant to your Over-Subscription Right:

I apply for		x	$[●]	=	$
	(no. of shares)		(subscription price)		(amount enclosed)

(c) Total Amount of Payment Enclosed (sum of amounts listed under lines (a) and (b)): $__________.

METHOD OF PAYMENT (CHECK ONE)

☐

Cashier’s or certified check or bank draft drawn on a U.S. bank payable to “Continental Stock Transfer & Trust Company, as Subscription Agent for Trans-Lux”;

☐

U.S. postal, telegraphic or express money order; or

☐

wire transfer of immediately available funds directly to the account maintained by “Continental Stock Transfer & Trust Company as agent for Trans-Lux”; at Bank Name: JP Morgan Chase; ABA #: 021000021; Account #: 475-584635, with reference to the rights holder’s name and the account number listed on the Subscription Rights Certificate or Notice of Guaranteed Delivery.

FORM 2 – TRANSFER TO DESIGNATED TRANSFEREE

To transfer your subscription rights to another person, complete Form 2 and have your signature guaranteed.

FOR VALUE RECEIVED, the undersigned does/do hereby sell, assign, and transfer to:

Name of Transferee

Address of Transferee

City, State, Zip Code	Social Security Number

_____________ Rights to purchase shares of Series B Convertible Preferred Stock of Trans-Lux Corporation represented by certificate number(s) _____________ inclusive, standing in the name of the undersigned on the books of Trans-Lux Corporation.

The undersigned does/do hereby irrevocably constitute and appoint Continental Stock Transfer & Trust Company attorney to transfer the said share(s) on the books of Trans-Lux Corporation, with full power of substitution in the premises.

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Certificate in every particular, without alteration or enlargement, or any other change whatsoever.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners must each sign personally.

FORM 3 – SIGNATURE

TO SUBSCRIBE:

I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature of Owner

Signature of Joint Owner(s)

If you wish for the Series B Preferred issuable to you to be delivered to an address different than that shown on the face of this Certificate, please enter the alternate address below and have your signature guaranteed as set forth below.

____________________________________________________________________________________

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Certificate in every particular, without alteration or enlargement, or any other change whatsoever.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners must each sign personally.

SIGNATURE GUARANTEE

Signature of Owner

Signature of Joint Owner(s)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program (STAMP, MSP, OR SEMP) pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF TRANS-LUX CORPORATION TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MORROW & CO, LLC, THE INFORMATION AGENT FOR THE RIGHTS OFFERING, BY EMAIL AT TNLX.INFO@MORROWCO.COM OR BY TELEPHONE AT (800) 662-5200.

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